CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in this Registration Statement on Form SB-2, of our report dated January 31, 2007, relating to the financial statements of AZCO Mining Inc. as of June 30, 2006, and each of the two years then ended. We also consent to the reference to our firm as experts in the Registration Statement.

/s/ Stark Winter Schenkein & Co., LLP

March 21, 2007
Denver, Colorado